Exhibit 4.1
SCHERING-PLOUGH CORPORATION
THE BANK OF NEW YORK
Trustee

FOURTH SUPPLEMENTAL INDENTURE
Dated as of October 1, 2007

€500,000,000 5.000% Senior Notes due 2010
€1,500,000,000 5.375% Senior Notes due 2014

SCHERING-PLOUGH CORPORATION
FOURTH SUPPLEMENTAL INDENTURE
€500,000,000 5.000% Senior Notes due 2010
€1,500,000,000 5.375% Senior Notes due 2014
     FOURTH SUPPLEMENTAL INDENTURE, dated as of October 1, 2007, between SCHERING-PLOUGH CORPORATION, a New Jersey corporation (the “Company”), and THE BANK OF NEW YORK, as trustee (the “Trustee”).
RECITALS
     A. The Company has previously executed and delivered to the Trustee an Indenture, dated as of November 26, 2003 (the “Base Indenture” and, as hereby supplemented and amended, the “Indenture”), providing for the issuance from time to time of one or more series of the Company’s debt securities (the “Debt Securities”).
     B. Pursuant to the terms of the Indenture, the Company desires to provide for the establishment of a series of Debt Securities to be designated as the “5.000% Senior Notes due 2010” (the “2010 Notes”) and a series of Debt Securities to be designated as the “5.375% Senior Notes due 2014” (the “2014 Notes”, and together with the 2010 Notes, the “Notes”), the form and substance of such Notes and the terms, provisions and conditions thereof to be set forth as provided in the Base Indenture and this Fourth Supplemental Indenture.
     C. Sections 201 and 301 of the Base Indenture provide that various matters with respect to any series of Debt Securities issued under the Indenture may be established in an indenture supplemental to the Indenture.
     D. Subparagraph (7) of Section 901 of the Base Indenture provides that the Company and the Trustee may enter into an indenture supplemental to the Indenture to establish the form or terms of Debt Securities of any series as permitted by Sections 201 and 301 of the Base Indenture.
     E. For and in consideration of the premises and the issuance of the series of Debt Securities provided for herein, it is mutually covenanted and agreed, for the equal and proportionate benefit of the Holders of the Debt Securities of such series, as follows:

ARTICLE ONE
Relation to Base Indenture; Additional Definitions
     Section 101. Relation to Base Indenture. This Fourth Supplemental Indenture constitutes an integral part of the Base Indenture.
     Section 102. Additional Definitions. For all purposes of this Fourth Supplemental Indenture:
     (a) All references herein to Articles and Sections, unless otherwise specified, refer to the corresponding Articles and Sections of this Fourth Supplemental Indenture.
     (b) The terms “herein,” “hereof,” “hereunder” and other words of similar import refer to this Fourth Supplemental Indenture.
     (c) Capitalized terms used herein shall have the meaning specified herein or in the Base Indenture, as the case may be.
     “2010 Notes” has the meaning set forth in the paragraph B of the Recitals hereof.
     “2010 Note Interest Payment Date” has the meaning set forth in Section 204(a) hereof.
     “2010 Notes Maturity Date” has the meaning set forth in Section 203 hereof.
     “2014 Notes” has the meaning set forth in the paragraph B of the Recitals hereof.
     “2014 Note Interest Payment Date” has the meaning set forth in Section 304(a) hereof.
     “2014 Notes Maturity Date” has the meaning set forth in Section 303 hereof.
     “Additional Amounts” has the meaning set forth in Section 701(b) hereof.
     “Agent Members” has the meaning set forth in Section 404 hereof.
     “Base Indenture” has the meaning set forth in paragraph A of the Recitals hereof.
     “Below Investment Grade Rating Event” means the ratings on the 2010 Notes or the 2014 Notes are lowered by each of the Rating Agencies and the Notes are rated below an Investment Grade Rating by each of the Rating Agencies on any date from the date of the public notice of an arrangement that could result in a Change of Control until the end of the 60-day period following public notice of the occurrence of the Change of Control (which 60-day period shall be extended so long as the rating of the 2010 Notes or the 2014 Notes, as applicable, is under publicly announced consideration for possible downgrade by any of the Rating Agencies); provided that a Below Investment Grade Rating Event otherwise arising by virtue of a particular reduction in rating shall not be deemed to have occurred in respect of a particular Change of Control (and thus shall not be deemed a Below Investment Grade Rating Event for purposes of the definition of Change of Control Triggering Event hereunder) if the Rating Agencies making the reduction in rating to which this definition would otherwise apply do not announce or publicly confirm or inform the Trustee or the Company in writing at the Trustee’s or the Company’s request that the reduction was the result, in whole or in part, of any event or circumstance comprised of or arising as a result of, or in respect of, the applicable Change of Control (whether or not the applicable Change of Control shall have occurred at the time of the Below Investment Grade Rating Event).
     “Board Resolution” means a copy of a resolution certified by the Secretary, Deputy Secretary or Assistant Secretary of the Company to have been duly adopted by the Board of Directors, or officers of the Company to which authority to act on behalf of the Board of Directors has been delegated, and to be in full force and effect on the date of such certification, and delivered to the Trustee.
     “Business Day” means any Monday, Tuesday, Wednesday, Thursday or Friday that is not a day when banking institutions are authorized or obligated to be closed in The City of New York and, for any place of payment outside The City of New York, in such place of payment, and on which the Trans-European Automated Real-Time Gross Settlement Express Transfer (“TARGET”) System is open for settlement of payment in euros.
     “Capital Stock” of any Person means any and all shares, interests, rights to purchase, warrants, options, participation or other equivalents of or interests in (however designated) equity of such Person, including any preferred stock and limited liability or partnership interests (whether general or limited), but excluding any debt securities convertible into such equity.
     “Certificated Note” has the meaning set forth in Section 404(f) hereof.
     “Change of Control” means the occurrence of any of the following: (1) the direct or indirect sale, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the Company’s properties or assets and of the Company’s subsidiaries’ properties or assets taken as a whole to any Person or group of related “persons” (as that term is used in Section 13(d)(3) of the Exchange Act) (a “Group”) other than the Company or one of its subsidiaries; (2) the adoption of a plan relating to the Company’s liquidation or dissolution; (3) the consummation of any transaction (including, without limitation, any merger or consolidation) the result of which is that any Person or Group becomes the beneficial owner, directly or indirectly, of more than 50% of the then outstanding number of             shares of the Company’s Voting Stock; or (4) the first day on which a majority of the members of the Company’s board of directors are not Continuing Directors.
     “Change of Control Offer” has the meaning set forth in Section 601(a) hereof.

     “Change of Control Payment” has the meaning set forth in Section 601(a) hereof.
     “Change of Control Payment Date” has the meaning set forth in Section 601(b)(3) hereof.
     “Change of Control Triggering Event” means the occurrence of both a Change of Control and a Below Investment Grade Rating Event.
     “Common Depositary” means The Bank of New York, London, which shall act as common depositary for Euroclear and Clearstream with respect to the Notes.
     “Comparable Treasury Price” means, with respect to any Redemption Date, (1) the average of five Reference Treasury Dealer Quotations for such Redemption Date, after excluding the highest and the lowest of such Reference Treasury Dealer Quotations, or (2) if the Trustee obtains fewer than four such Reference Treasury Dealer Quotations, the average of all such quotations.
     “Continuing Director” means, as of any date of determination, any member of the Company’s board of directors who (1) was a member of the Company’s board of directors on the Issue Date of the Notes; or (2) was nominated for election or elected to the Company’s board of directors with the approval of a majority of the Continuing Directors who were members of the Company’s board of directors at the time of such nomination or election (either by a specific vote or by approval of the Company’s proxy statement in which such member was named as a nominee for election as a director).
     “Debt Securities” has the meaning set forth in the paragraph A of the Recitals hereof.
     “Depositary” means the Depositary Trust Company.
     “Exchange Act” means the Securities Exchange Act of 1934, as amended.
     “Fitch” means Fitch Ratings or its successor.
     “Global Notes” has the meaning set forth in Section 403 hereof.
     “Independent Investment Banker” means one of the Reference Treasury Dealers appointed by the Trustee after consultation with the Company.
     “Investment Grade Rating” means a rating equal to or higher than BBB- (or the equivalent) by Fitch, Baa3 (or the equivalent) by Moody’s and BBB- (or the equivalent) by S&P.
     “Irish Paying Agent” means a paying agent with respect to the Notes located in Dublin, Ireland that is selected by the Company, which shall initially be BNY Financial Services Plc.

     “Issue Date” means September 17, 2007.
     “Moody’s” means Moody’s Investors Service, Inc. or its successor.
     “Notes” has the meaning set forth in the paragraph B of the Recitals hereof.
     “Person” means any individual, corporation, partnership, joint venture, association, joint stock company, trust, unincorporated organization, limited liability company, government or any agency or political subdivision thereof or any other entity and, for purposes of the definition of Person within the definition of “Change of Control”, including a “person” as that term is used in Section 13(d)(3) of the Exchange Act.
     “Principal Paying Agent” means a paying agent with respect to the Notes located in London, England, which shall initially be the Trustee, through its corporate trust office in London, England.
     “Quotation Agent” means the Reference Dealer selected by the Company.
     “Rating Agencies” means (1) each of Fitch, Moody’s and S&P; and (2) if any of Fitch, Moody’s or S&P ceases to rate the Notes or fails to make a rating of the Notes publicly available for reasons outside of the Company’s control, a “nationally recognized statistical rating organization” within the meaning of Rule 15c3-1(c)(2)(vi)(F) under the Exchange Act, selected by the Company (as certified by a resolution of the Company’s board of directors) as a replacement agency for Fitch, Moody’s or S&P, or all of them, as the case may be.
     “Reference Dealer” means any of Goldman Sachs International, BNP Paribas, Credit Suisse Securities (Europe) Limited and J.P. Morgan Securities Ltd. or their successors.
     “Reference Dealer Rate” means, with respect to any redemption date, the average of the four quotations of the average midmarket annual yield to maturity of (1) the 3.250% German OBL due April 2010, in the case of the 2010 Notes, or (2) the 4.250% German DBR due July 2014, in the case of the 2014 Notes, or, if the applicable security is no longer outstanding, a similar security in the reasonable judgment of the Reference Dealer, at 11:00 a.m. (London time) on the third business day in London preceding such redemption date quoted in writing to the Trustee by the Reference Dealer.
     “S&P” means Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc. or its successor.
     “Securities Act” means the Securities Act of 1933, as amended.
     “Taxes” has the meaning set forth in Section 701(a) hereof.
     “U.S. holder” means a beneficial owner of the Notes that is for U.S. federal income tax purposes (i) a citizen or individual resident of the United States; (ii) a corporation created or organized in the United States or under the laws of the United

States or of any State (or the District of Columbia); (iii) an estate whose income is subject to United States federal income tax regardless of its source; or (iv) a trust if (x) a United States court can exercise primary supervision over the trust’s administration and one or more United States persons are authorized to control all substantial decisions of the trust or (y) the trust has validly elected to be treated as a U.S. domestic trust.
     “Voting Stock” of a Person means all classes of Capital Stock of such Person then outstanding and normally entitled to vote in the election of directors, managers or trustees, as applicable.
ARTICLE TWO
The 2010 Notes
     Section 201. Title of the Series of Debt Securities. The 2010 Notes shall be known and designated as the “5.000% Senior Notes due 2010”.
     Section 202. Limitation on Aggregate Principal Amount. The Trustee shall authenticate and deliver 2010 Notes for original issue on the Issue Date in the aggregate principal amount of $500,000,000 upon a Company Order for the authentication and delivery thereof and satisfaction of Section 303 of the Base Indenture. Such order shall specify the amount of the 2010 Notes to be authenticated, the date on which the original issue of Notes is to be authenticated and the name or names of the initial Holder or Holders. The aggregate principal amount of 2010 Notes that may initially be outstanding shall not exceed $500,000,000; provided, however, that the authorized aggregate principal amount of the Notes may be increased above such amount by a Board Resolution to such effect.
     Section 203. Stated Maturity. The Stated Maturity of the 2010 Notes shall be October 1, 2010 (the “2010 Notes Maturity Date”).
     Section 204. Interest and Interest Rates.
     (a) The 2010 Notes shall bear interest at the rate of 5.000% per annum. Such interest shall be payable annually in arrears on October 1 of each year (each such date, a “2010 Notes Interest Payment Date”), commencing October 1, 2008. Interest is payable to the Holders of record of the 2010 Notes at the close of business on the September 15 preceding the Interest Payment Date.
     (b) Any principal and premium, if any, and any installment of interest, which is overdue shall bear interest at the rate per annum at which interest is then accruing on the principal amount of the Notes (to the extent permitted by law), from the dates such amounts are due until they are paid or made available for payment, and such interest shall be payable on demand.

ARTICLE THREE
The 2014 Notes
     Section 301. Title of the Series of Debt Securities. The 2014 Notes shall be known and designated as the “5.375% Senior Notes due 2014”.
     Section 302. Limitation on Aggregate Principal Amount. The Trustee shall authenticate and deliver 2014 Notes for original issue on the Issue Date in the aggregate principal amount of $1,500,000,000 upon a Company Order for the authentication and delivery thereof and satisfaction of Section 303 of the Base Indenture. Such order shall specify the amount of the 2014 Notes to be authenticated, the date on which the original issue of Notes is to be authenticated and the name or names of the initial Holder or Holders. The aggregate principal amount of 2014 Notes that may initially be outstanding shall not exceed $1,500,000,000; provided, however, that the authorized aggregate principal amount of the Notes may be increased above such amount by a Board Resolution to such effect.
     Section 303. Stated Maturity. The Stated Maturity of the 2014 Notes shall be September 15, 2014 (the “2014 Notes Maturity Date”).
     Section 304. Interest and Interest Rates.
     (a) The 2014 Notes shall bear interest at the rate of 5.375% per annum. Such interest shall be payable annually in arrears on October 1 of each year (each such date, a “2014 Note Interest Payment Date”), commencing October 1, 2008. Interest is payable to the Holders of record of the 2014 Notes at the close of business on the September 15 preceding the Interest Payment Date.
     (b) Any principal and premium, if any, and any installment of interest, which is overdue shall bear interest at the rate per annum at which interest is then accruing on the principal amount of the Notes (to the extent permitted by law), from the dates such amounts are due until they are paid or made available for payment, and such interest shall be payable on demand.
ARTICLE FOUR
General Provisions Applicable to Each Series of the Notes
     Section 401. Place of Payment. The Trustee shall initially serve as the Security Registrar and transfer agent for the Notes. The Principal Paying Agent and the Irish Paying Agent shall serve as paying agents for the Notes. The Place of Payment where the Notes may be presented or surrendered for payment shall initially be the office of the Principal Paying Agent.
     Section 402. Place of Registration or Exchange; Notices and Demands With Respect to the Notes. The place where the Holders of the Notes may present the Notes for registration of transfer or exchange and may make notices and demands to or upon the Company in respect of the Notes shall be the Corporate Trust Office of the Trustee.
     Section 403. Form of Debt Securities. The Notes and the Trustee’s certificate of authentication shall be substantially in the form provided for in the Base Indenture with such appropriate insertions, omissions, substitutions and other variations as are required or permitted herein. The Notes may have notations, legends or endorsements required by law, the Irish Stock Exchange, other stock exchanges or agreements to which the Company is subject or usage. The terms and provisions contained in the form of the Notes annexed hereto as Exhibit A and Exhibit B shall constitute, and are hereby expressly made, a part of this Fourth Supplemental Indenture. To the extent applicable, the Company and the Trustee, by their execution and delivery of this Fourth Supplemental Indenture, expressly agree to such terms and provisions and to be bound thereby. Each note shall be dated the date of its authentication. The Notes shall be issued in the form of a permanent global note in the form set forth in Exhibit A with respect to the 2017 Notes and Exhibit B with respect to the 2037 Notes (the “Global Notes”).
     Section 404. Book-Entry Provisions for Global Notes.
     (a) The Global Notes initially shall (i) be registered in the name of the nominee of the Common Depositary for such Global Notes for the accounts of Euroclear and Clearstream and (ii) be delivered to the Common Depositary and be deposited with, or on behalf of, the Common Depositary.
     (b) Except as provided for in Section 404(f) hereof, members of, or direct or indirect participants in, Euroclear and Clearstream (“Agent Members”) shall have no rights under this Indenture with respect to any Global Note held on their behalf by the Common Depositary or its nominee for the accounts of Euroclear and Clearstream, or under such Global Note, and the Common Depositary may be treated by the Company, the Trustee and any agent of the Company or the Trustee as the absolute owner of such Global Note for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Company, the Trustee or any agent of the Company or the Trustee, from giving effect to any written certification, proxy or other authorization furnished by Euroclear or Clearstream or impair, as between Euroclear and Clearstream and their respective Agent Members, the operation of customary practices governing the exercise of the rights of a holder of any Note.
     (c) Transfers of a Global Note shall be limited to transfers of such Global Note in whole, but not in part, to the Common Depositary, its successors or their respective nominees. Interests of beneficial owners in Global Notes may be transferred in accordance with the rules and procedures of Euroclear and Clearstream.
     (d) The registered holder of a Global Note may grant proxies and otherwise authorize any person, including Agent Members and persons that may hold interests through Agent Members, to take any action which a Holder is entitled to take under this Indenture or the Notes.
     (e) Notwithstanding anything herein to the contrary, none of the Company, the Security Registrar, or the Trustee or any Paying Agent shall recognize as an owner of the Notes, or make any payments on the Notes to, any person other than those persons in whose names the

Notes are registered or whose names appear in the book entry system described in this Section 404 or which otherwise meets the requirements of the U.S. Treasury Regulation Section 5f.103-1(c) or any successor provisions thereof.
     (f) Except as provided herein, owners of beneficial interests in Global Notes will not be entitled to receive Notes in certificated form (“Certificated Notes”). Certificated Notes shall be issued to all owners of beneficial interests in a Global Note in exchange for such interests if:
     (i) the Common Depositary notifies the Company that it is unwilling, unable or ineligible to continue as depositary for such Global Note and in each case a successor depositary is not appointed by the Company within 90 days of such notice;
     (ii) the Company executes and delivers to the Trustee and Security Registrar an Officers’ Certificate stating that such Global Note shall be so exchangeable; or
     (iii) an Event of Default has occurred and is continuing and the Security Registrar has received a request from the Common Depositary.
In connection with the exchange of an entire Global Note for Certificated Notes pursuant to this Section 404(f), such Global Note shall be deemed to be surrendered to the Trustee for cancellation, and the Company shall execute, and upon Company Order the Trustee shall authenticate and deliver, to each beneficial owner identified by the Depositary in exchange for its beneficial interest in such Global Note, an equal aggregate principal amount of Certificated Notes of authorized denominations. In the event that the Certificated Notes are not issued to each such beneficial owner promptly after the Security Registrar has received a request from the Common Depositary to issue such Certificated Notes, the Company expressly acknowledges, with respect to the right of any Holder to pursue a remedy pursuant to Section 507 of the Base Indenture, the right of any beneficial holder of Notes to pursue such remedy with respect to the portion of the Global Note that represents such beneficial holder’s Notes as if such Certificated Notes had been issued.
     Section 405. Sinking Fund Obligations; No Redemption at Option of the Holders. The Company shall have no obligation to redeem or purchase any Notes pursuant to any sinking fund or analogous requirement or upon the happening of a specified event or at the option of a Holder thereof.
     Section 406. Defeasance and Covenant Defeasance. The provisions of Article Fourteen of the Base Indenture shall apply to the Notes.
     Section 407. Stamp or Other Taxes and Duties. The Company shall pay all stamp and other duties, if any, which may be imposed by the United States or any political subdivision thereof or taxing authority therein with respect to the issuance (but not in connection with any subsequent transfer, acquisition or disposition) of the Notes. Except as specifically provided in the Notes, the Company shall not be required to make any payment with respect to any tax, duty, assessment or other governmental charge imposed by any government or any political subdivision or taxing authority.

     Section 408. Payments in Euro. All payments of principal and interest on the Notes shall be payable in euro.
     Section 409. Irish Stock Exchange; Irish Paying Agent.
     (a) The Company shall use its reasonable best efforts to maintain the admission and listing of the Notes on the regulated market of the Irish Stock Exchange for as long as any of the Notes are outstanding and, if the Notes cease to be admitted to trading on the Irish Stock Exchange’s regulated market, to use its reasonable best efforts promptly to admit the Notes to trading on another European Economic Area regulated market (for the purposes of (i) the Investment Services Directive (Directive 93/22/EEC) and (ii) after its coming into force and implementation, the Markets in Financial Instruments Directive (Directive 2004/35/EC)).
     (b) In addition to the notice provisions and requirements set forth elsewhere in this Fourth Supplemental Indenture and in the Base Indenture, all notices to the holders of an interest in the Notes will be given by publication at least once through the Regulatory News System offered by the Irish Stock Exchange through its Companies Announcements Office. Such notices will be deemed to have been given on the date of such publication. For so long as any Notes are represented by Global Notes, all notices to holders of the Notes will be delivered to Euroclear and Clearstream.
     (c) The Company shall maintain an Irish Paying Agent for as long as any of the Notes are listed on the Irish Stock Exchange. Notwithstanding the preceding sentence, the Company may vary such appointment and will notify the Irish Stock Exchange of such change of appointment.
     Section 410. Principal Paying Agent. The following provisions shall apply with respect to any payments to be made by the Company with respect to the Notes:
     (a) In order to provide for the payment of the principal and interest in respect of the 2010 Notes and the 2014 Notes as and when the same shall become due, the Company shall unconditionally make payment or cause payment to be made in euro in immediately available funds to an account specified by the Principal Paying Agent (such account to be notified by the Principal Paying Agent to the Company) in London of the amounts, at the times and in the manner set forth below:
     (i) on each Interest Payment Date, an amount sufficient (together with any funds then held by the Principal Paying Agent which are available for such purpose) to pay the interest becoming due in respect of all the 2010 Notes or 2014 Notes outstanding immediately prior to such Interest Payment Date; and
     (ii) whenever the Company shall elect or be required to redeem Notes, on the redemption date thereof an amount sufficient (together with any funds then held by the Principal Paying Agent which are available for such purpose) to pay the amount payable upon such redemption, together with any accrued interest, of such Notes.
     (b) The Company shall notify the Principal Paying Agent by facsimile by no later than the close of business on the Business Day prior to the due date for any payment under

Section 410(a) above if such payment shall not be made in accordance with the conditions set forth in this Section 410. The Principal Paying Agent shall notify each of the other Paying Agents (if any), the Trustee and the Company by facsimile transmission as soon as possible and in any event not later than the close of business on each Interest Payment Date or redemption date, as the case may be, if the full payments as required under Section 410(a) hereof have not been made or if notification of non-payment referred to in the immediately preceding sentence has been made by the Company.
     Section 411. Computation of Interest. Interest on the Notes shall be computed as specified in the 2010 Notes and the 2014 Notes, and Section 311 of the Base Indenture shall not be applicable to the Notes.
     Section 412. European Union Paying Agents. The Company shall, to the extent permitted by law, maintain a paying agent in a Member State of the European Union (if any) that will not require withholding or deduction of tax pursuant to European Council Directive 2003/48/EC on the taxation of savings income or any law implementing or complying with, or introduced in order to conform to, such European Council Directive.
ARTICLE FIVE
Optional Redemption of the Notes of Each Series
     Section 501. Redemption Price. Each of the 2017 Notes and the 2037 Notes will be redeemable at any time, at the option of the Company, in whole or from time to time in part, on at least 30 days’ but no more than 60 days’ prior written notice mailed to the Holders of the Notes to be redeemed. In addition, notice of any such optional redemption will be published as described in the Base Indenture. The redemption price of the Notes to be redeemed will be equal to the greater of (1) 100% of the principal amount of the Notes to be redeemed and (2) as calculated by the Quotation Agent, the sum of the present values of the remaining scheduled payments of principal and interest on the Notes to be redeemed (exclusive of interest accrued to the Redemption Date) discounted from their respective scheduled payment dates to the Redemption Date on an annual basis (computed on the basis of the actual number of days in the relevant annual interest period, from and including the date from which interest begins to accrue, to, but excluding, the date on which it falls due) using a discount rate equal to the sum of the applicable Reference Dealer Rate plus 0.15% for the 2010 Notes or the applicable Reference Dealer Rate plus 0.25% for the 2014 Notes, plus, in each case, accrued and unpaid interest on the principal amount being redeemed to the Redemption Date. For the avoidance of doubt, any calculation of the remaining scheduled payments of interest pursuant to clause (2) of the preceding sentence shall not include accrued and unpaid interest for the period up to and including the Redemption Date. The Trustee shall be entitled to rely on the Quotation Agent’s determination of the redemption price of the Notes. The redemption price of the Notes to be redeemed shall be payable in Euro.

ARTICLE SIX
Repurchase of the Notes of Either Series upon a Change of Control Triggering Event
     Section 601. Offer to Repurchase Upon Change of Control Triggering Event.
     (a) Upon the occurrence of a Change of Control Triggering Event with respect to the 2017 Notes or the 2037 Notes, unless the Company has exercised its right to redeem the 2017 Notes or the 2037 Notes pursuant to Section 501 or Section 702 of this Fourth Supplemental Indenture, each Holder will have the right to require the Company to repurchase all or any part (equal to $2,000 or an integral multiple of $1,000 in excess thereof) of each Holder’s Notes of the applicable series pursuant to the offer described below (the “Change of Control Offer”) at a purchase price equal to 101% of the aggregate principal amount thereof plus accrued and unpaid interest, if any, to the date of purchase (the “Change of Control Payment”), pursuant to and in accordance with the offer described in this Section 601.
     (b) Within 30 days following any Change of Control Triggering Event, the Company shall send, by first class mail, a notice to each Holder, with a written copy to the Trustee, which notice shall govern the terms of the Change of Control Offer. Such notice shall state:
     (i) a description of the transaction or transactions that constitute the Change of Control Triggering Event;
     (ii) that the Change of Control Offer is being made pursuant to this Section 601 and that all Notes validly tendered will be accepted for payment;
     (iii) the Change of Control Payment and the Change of Control Payment Date, which shall be a Business Day that is no earlier than 30 days nor later than 60 days from the date such notice is mailed, other than as may be required by law;
     (iv) that any Note not tendered will continue to accrue interest;
     (v) that any Note accepted for payment pursuant to the Change of Control Offer shall cease to accrue interest after the Change of Control Payment Date unless the Company shall default in the payment of the Change of Control Payment of the Notes and the only remaining right of the Holder is to receive payment of the Change of Control Payment upon surrender of the Notes to the Paying Agent;
     (vi) that Holders electing to have a portion of a Note purchased pursuant to a Change of Control Offer may only elect to have such Note purchased in a principal amount of $2,000 or integral multiples of $1,000 in excess thereof;
     (vii) that if a Holder elects to have a Note purchased pursuant to the Change of Control Offer it will be required to surrender the Note, with the form entitled “Option of Holder to Elect Purchase” on the reverse of the Note completed, or transfer by book-entry transfer, to the Paying Agent at the address specified in the notice prior to the close of business on the third Business Day prior to the Change of Control Payment Date;

     (viii) that a Holder will be entitled to withdraw its election if the Company receives, not later than the third Business Day preceding the Change of Control Payment Date, a telegram, telex, facsimile transmission or letter setting forth the name of such Holder, the principal amount of Notes such Holder delivered for purchase, and a statement that such Holder is withdrawing its election to have such Note purchased; and
     (ix) that if Notes are purchased only in part a new Note of the same type will be issued in a principal amount equal to the unpurchased portion of the Notes surrendered.
     (c) On the Change of Control Payment Date, the Company shall, to the extent lawful, (i) accept for payment all Notes or portions thereof properly tendered pursuant to the Change of Control Offer, (ii) deposit with the Paying Agent an amount equal to the Change of Control Payment in respect of all Notes or portions thereof properly tendered and (iii) deliver or cause to be delivered for cancellation to the Trustee the Notes properly accepted together with an Officers’ Certificate stating the aggregate principal amount of Notes or portions thereof being purchased by the Company. The Paying Agent shall promptly mail to each Holder of Notes properly tendered the Change of Control Payment for such Notes, and the Trustee, upon receipt of a Company Request, shall promptly authenticate and mail (or cause to be transferred by book entry) to each Holder a new Note of such series equal in principal amount to any unpurchased portion of the Notes surrendered by such Holder, if any; in denominations as set forth in the Indenture.
     (d) The Company shall comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the repurchase of Notes as a result of a Change of Control Triggering Event. To the extent that the provisions of any securities laws or regulations conflict with this Section 601(d), the Company will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under this Section 601 by virtue of such conflicts.
ARTICLE SEVEN
Additional Amounts and Tax Redemption
     Section 701. Additional Amounts.
     (a) All payments of principal and interest in respect of the 2010 Notes and the 2014 Notes will be made free and clear of, and without deduction or withholding for or on account of any present or future taxes, duties, assessments or other governmental charges of whatsoever nature imposed, levied, collected, withheld or assessed by the United States or any political subdivision or taxing authority of or in the United States (collectively, “Taxes”), unless such withholding or deduction is required by law.
     (b) In the event such withholding or deduction of Taxes is required by law, subject to the limitations described below, the Company shall pay to the holder or beneficial owner of any

Note affected that is not a U.S. holder such additional amounts (“Additional Amounts”) as may be necessary in order that every net payment by the Company or any paying agent of principal of or interest on the affected Notes (including upon redemption), after deduction or withholding for or on account of such Taxes, will not be less than the amount provided for in such Note to be then due and payable before deduction or withholding for or on account of such Taxes.
     (c) However, the Company’s obligation to pay Additional Amounts shall not apply to:
     (i) any Taxes which would not have been so imposed but for:
(1)	the existence of any present or former connection between such holder or beneficial owner (or between a fiduciary, settlor, beneficiary, member or shareholder or other equity owner of, or a person having a power over, such holder or beneficial owner, if such holder or beneficial owner is an estate, a trust, a limited liability company, a partnership, a corporation or other entity) and the United States, including, without limitation, such holder or beneficial owner (or such fiduciary, settlor, beneficiary, member, shareholder or other equity owner or person having such a power) being or having been a citizen or resident or treated as a resident of the United States or being or having been engaged in a trade or business in the United States or being or having been present in the United States or having or having had a permanent establishment in the United States;

(2)	the failure of such holder or beneficial owner to comply with any requirement under United States tax laws and regulations to establish entitlement to a partial or complete exemption from such Taxes (including, but not limited to, the requirement to provide Internal Revenue Service Forms W-8BEN, Forms W-8ECI, or any subsequent versions thereof or successor thereto, and including, without limitation, any documentation requirement under an applicable income tax treaty); or

(3)	such holder’s or beneficial owner’s present or former status as a personal holding company or a foreign personal holding company with respect to the United States, as a controlled foreign corporation with respect to the United States, as a passive foreign investment company with respect to the United States, as a foreign tax exempt organization with respect to the United States or as a corporation which accumulates earnings to avoid United States federal income tax;
     (ii) any Taxes imposed by reason of the holder or beneficial owner:

(1)	owning or having owned, directly or indirectly, actually or constructively, 10% or more of the total combined voting power of all classes of the Company’s stock;

(2)	being a bank receiving interest described in section 881(c)(3)(A) of the Internal Revenue Code; or

(3)	being a controlled foreign corporation with respect to the United States that is related to the Company by stock ownership;
     (iii) any Taxes which would not have been so imposed but for the presentation by the holder or beneficial owner of such Note for payment on a date more than 10 days after the date on which such payment became due and payable or the date on which payment of the Note is duly provided for and notice is given to holders, whichever occurs later, except to the extent that the holder or beneficial owner would have been entitled to such additional amounts on presenting such Note on any date during such 10-day period;
     (iv) any Taxes which would not have been so imposed but for the presentation by the holder or beneficial owner of such Note for payment on a date after the date on which such payment became due and payable or the date on which payment of the Note was duly provided for and notice was given to holders, whichever occurs later, imposed solely because of a change in law, regulation or administrative or judicial interpretation that became effective after the day on which the payment became due and payable or the date on which payment of the Note was duly provided for, whichever occurs later;
     (v) any estate, inheritance, gift, sales, excise, transfer, personal property, wealth, interest equalization or similar Taxes;
     (vi) any Taxes which are payable otherwise than by withholding by the Company or a paying agent from payment of principal of or interest on such Note;
     (vii) any Taxes which are payable by a holder that is not the beneficial owner of the Note, or a portion of the Note, or that is a fiduciary, partnership, limited liability company or other fiscally transparent entity, but only to the extent that a beneficial owner, a beneficiary or settlor with respect to such fiduciary or member of such partnership, limited liability company or similar entity would not have been entitled to the payment of an additional amount had such beneficial owner, settlor, beneficiary or member received directly its beneficial or distributive share of the payment;
     (viii) any Taxes required to be withheld by any paying agent (which term for purposes of this subparagraph (viii) includes the Company) from any payment of principal of or interest on any Note, if such payment can be made without such withholding by any other paying agent;
     (ix) any Taxes required to be withheld or deducted where such withholding or deduction is imposed pursuant to European Council Directive 2003/48/EC on the taxation of savings income or any law implementing or complying with, or introduced in order to conform to, such European Council Directive;

     (x) any Taxes that would not have been imposed in respect of any Notes or coupon if such Note or coupon had been presented to another paying agent in a Member State of the European Union; or
     (xi) any combination of items (i), (ii), (iii), (iv), (v), (vi), (vii), (viii), (ix) and (x).
     (d) For purposes of this Section 701, the mere holding of and receipt of any payment with respect to a Note will not constitute a connection (1) between the holder or beneficial owner and the United States or (2) between a fiduciary, settlor, beneficiary, member or shareholder or other equity owner of, or a person having a power over, such holder or beneficial owner if such holder or beneficial owner is an estate, a trust, a limited liability company, a partnership, a corporation or other entity and the United States.
     (e) Any reference in this Fourth Supplemental Indenture, in the Indenture or in the Notes to principal or interest shall be deemed to refer also to Additional Amounts which may be payable under the provisions of this Section 701.
     (f) Except as modified by this Section 701, Section 1005 of the Base Indenture shall remain in effect and be applicable to the 2010 Notes and the 2014 Notes.
     Section 702. Tax Redemption.
     (a) In addition to the Company’s option to redeem the 2010 Notes and the 2014 Notes pursuant to Section 501 of this Fourth Supplemental Indenture, the 2010 Notes and the 2014 Notes may be redeemed at the option of the Company, in whole but not in part, at a redemption price equal to 100% of the principal amount of the Notes to be redeemed, together with interest accrued and unpaid to the date fixed for redemption, at any time, on giving not less than 30 nor more than 60 days’ prior written notice mailed to the holders of the Notes to be redeemed. In addition, notice of any such optional redemption will be published as described in the Base Indenture. Such notice shall be irrevocable, if:
     (i) the Company has or will become obligated to pay Additional Amounts as a result of any change in or amendment to the laws, regulations or rulings of the United States or any political subdivision or any taxing authority of or in the United States affecting taxation, or any change in or amendment to an official application, interpretation, administration or enforcement of such laws, regulations or rulings, which change or amendment is announced or becomes effective on or after September 26, 2007; or
     (ii) any action shall have been taken by a taxing authority, or any action has been brought in a court of competent jurisdiction, in the United States or any political subdivision or taxing authority of or in the United States, including any of those actions specified in (i) above, whether or not such action was taken or brought with respect to the Company, or any change, clarification, amendment, application or interpretation of such laws, regulations or rulings shall be officially proposed, in any such case on or after September 26, 2007, which results (or, in the case of any such proposal, would result if enacted) in a substantial likelihood that the Company will be required to pay Additional

Amounts on the next 2010 Notes Interest Payment Date or 2014 Notes Interest Payment Date, as applicable.
     However, no such notice of redemption shall be given earlier than 90 days prior to the earliest date on which the Company would be, in the case of a redemption for the reasons specified in (i) above, or there would be a substantial likelihood that the Company would be, in the case of a redemption for the reasons specified in (ii) above, obligated to pay such Additional Amounts if a payment in respect of the 2010 Notes or the 2014 Notes, as the case may be, were then due.
     (b) Prior to the publication of any notice of redemption pursuant to this Section 702, the Company shall deliver to the Trustee:
     (i) an Officers’ Certificate stating that the Company is entitled to effect such redemption and setting forth a statement of facts showing that the conditions precedent to its right so to redeem have occurred, and
     (ii) in the case of a redemption for the reasons specified in (i) or (ii) above, a written opinion of independent legal counsel of recognized standing to the effect that the Company has or will become obligated to pay such Additional Amounts as a result of such change or amendment or that there is a substantial likelihood that it will be required to pay such Additional Amounts as a result of such action or proposed change, clarification, amendment, application or interpretation (treating, for this purpose, any such proposed change, clarification, amendment, application or interpretation as actually enacted), as the case may be.
Such notice, once delivered by the Company to the Trustee, shall be irrevocable.
ARTICLE EIGHT
Miscellaneous Provisions
     Section 801. This Fourth Supplemental Indenture is executed and shall be construed as an indenture supplemental to the Base Indenture and, as provided in the Base Indenture, this Fourth Supplemental Indenture forms a part of the Base Indenture. Except to the extent amended by or supplemented by this Fourth Supplemental Indenture, the Company and the Trustee hereby ratify, confirm and reaffirm the Base Indenture in all respects.
     Section 802. This Fourth Supplemental Indenture may be executed in any number of counterparts, each of which shall be an original, but such counterparts shall together constitute one and the same instrument.
     Section 803. THIS FOURTH SUPPLEMENTAL INDENTURE AND EACH NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF

THE STATE OF NEW YORK (WITHOUT REFERENCE TO PRINCIPLES OF CONFLICTS OF LAWS).
     Section 804. This Fourth Supplemental Indenture is subject to the provisions of the Trust Indenture Act that are required to be part of this Indenture and shall, to the extent applicable, be governed by such provisions. If any provision in this Fourth Supplemental Indenture limits, qualifies or conflicts with another provision hereof which is required to be included herein by any provisions of the Trust Indenture Act, such required provision shall control.
     Section 805. In case any provision in this Fourth Supplemental Indenture or the Notes shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.
     Section 806. The Trustee makes no representations as to the validity or sufficiency of this Fourth Supplemental Indenture. The recitals and statements herein are deemed to be those of the Company and not those of the Trustee.
[SIGNATURE PAGE FOLLOWS]

     IN WITNESS WHEREOF, the parties hereto have caused this Fourth Supplemental Indenture to be duly executed, as of the day and year first written above.

SCHERING-PLOUGH CORPORATION

By:	/s/ E. Kevin Moore

Name:	E. Kevin Moore
Title:	Vice President and Treasurer

THE BANK OF NEW YORK, as Trustee

By:	/s/ Robert A. Massimillo

Name:	Robert A. Massimillo
Title:	Vice President

EXHIBIT A
ISIN NO. XS0322866749
COMMON CODE 032286674
NO. [   ]
SCHERING-PLOUGH CORPORATION
5.000% GLOBAL SENIOR NOTE DUE 2010
UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE BANK OF NEW YORK DEPOSITORY (NOMINEES) LIMITED AS NOMINEE FOR THE BANK OF NEW YORK (THE “COMMON DEPOSITARY”) AS COMMON DEPOSITARY FOR CLEARSTREAM BANKING, SOCIÉTÉ ANONYME AND EUROCLEAR BANK SA/NV, AS OPERATOR OF THE EUROCLEAR SYSTEM, TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND SUCH CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF THE BANK OF NEW YORK AS COMMON DEPOSITARY, OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE COMMON DEPOSITARY, ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL, SINCE THE REGISTERED OWNER HEREOF, THE BANK OF NEW YORK AS COMMON DEPOSITARY, HAS AN INTEREST HEREIN.
UNLESS AND UNTIL THIS CERTIFICATE IS EXCHANGED IN WHOLE OR IN PART FOR NOTES IN CERTIFICATED FORM, THIS CERTIFICATE MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE COMMON DEPOSITARY TO A NOMINEE THEREOF OR BY A NOMINEE THEREOF TO THE COMMON DEPOSITARY OR ANOTHER NOMINEE OF THE COMMON DEPOSITARY OR BY THE COMMON DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR OF THE COMMON DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR.

     SCHERING-PLOUGH CORPORATION, a New Jersey corporation (herein referred to as the “Company,” which term includes any successor corporation under the Indenture hereinafter referred to), for value received, hereby promises to pay to The Bank of New York Depository (Nominees) Limited, or registered assigns, the principal sum of €[          ] on October 1, 2010 (the “Maturity Date”) and to pay interest thereon from October 1, 2007 or from the most recent Interest Payment Date to which interest has been paid or duly provided for, annually on October 1 of each year (each, an “Interest Payment Date”), commencing October 1, 2008, at 5.000 % per annum until the principal hereof is paid or duly provided for.
     Any payment of principal or interest required to be made on a day that is not a Business Day need not be made on such day, but may be made on the next succeeding Business Day with the same force and effect as if made on such day and no interest shall accrue as a result of such delayed payment. Interest payable on each Interest Payment Date will include interest accrued from and including October 1, 2007 or from and including the most recent Interest Payment Date to which interest has been paid or duly provided for, as the case may be, to but excluding such Interest Payment Date.
     The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in the Indenture, be paid to the person (the “Holder”) in whose name this Note (or one or more Predecessor Securities) is registered at the close of business on the September 15 (whether or not a Business Day) preceding such Interest Payment Date (a “Regular Record Date”). Any such interest not so punctually paid or duly provided for (“Defaulted Interest”) will forthwith cease to be payable to the Holder on such Regular Record Date and may either be paid to the person in whose name this Note (or one or more Predecessor Securities) is registered at the close of business on a special record date (the “Special Record Date”) to be fixed by the Trustee (referred to herein) for the payment of such Defaulted Interest, notice whereof shall be given to the Holder of this Note not more than 15 nor less than ten days prior to such Special Record Date, or may be paid at any time in any other lawful manner, all as more fully provided in the Indenture.
     For purposes of this Note, “Business Day” means any Monday, Tuesday, Wednesday, Thursday or Friday that is not a day on which banking institutions are authorized or obligated by law or executive order to close in the City of New York and, for any place of payment outside the City of New York, in such place of payment, and on which the Trans-European Automated Real-Time Gross Settlement Express Transfer System is open for settlement of payment in euros.
     Where interest is to be calculated in respect of a period which is equal to or shorter than the relevant interest period, it will be calculated on the basis of the actual number of days in such equal or shorter period, from and including the date from which interest begins to accrue, to, but excluding, the date on which it falls due, divided by the number of days in the relevant interest period (including the first day but excluding the last).
     Payment of the principal of this Note on the Maturity Date will be made against presentation of this Note at the Corporate Trust Office of the Trustee maintained for that purpose in London, England in euro or such other lawful currency of the participating member states in the Third Stage of European Economic and Monetary Union of the Treaty Establishing the European Community that at the time of payment is legal tender for the payment of public and private debts. So long as this Note remains in book-entry form, all payments of principal and interest will be made by the Company in immediately available funds.
     GENERAL. This Note is one of a duly authorized issue of securities (herein called the “Securities”) of the Company, issued and to be issued under an indenture dated as of November 26, 2003 (the “Base Indenture”), as supplemented by the Fourth Supplemental Indenture dated as of October 1, 2007 (the “Fourth Supplemental Indenture”), and as it may be further supplemented from time to time (herein collectively called the “Indenture”), between the Company and The Bank of New York, as Trustee (herein called the “Trustee,” which term includes any successor trustee under the indenture with respect to a series of which this Note is a part), to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee and the Holders of the Securities, and of the terms upon which the Securities are, and are to be, authenticated and delivered. The Securities may be issued in one or more series, which different series may be issued in various aggregate principal amounts, may mature at different times, may bear interest (if any) at different rates, may be subject to different redemption provisions (if any), may be subject to different sinking, purchase or analogous funds (if any), may be subject to different covenants and Events of Default and may otherwise vary as provided or permitted in the Indenture. This Note is one of a duly authorized series of Securities designated as “5.000% Senior Notes due 2010” (collectively, the “Notes”).
     The Notes are initially limited to €500,000,000 aggregate principal amount. The Company may, without the consent of the Holder hereof, create and issue additional securities ranking pari passu with the Notes in all respects and so that such additional securities shall be consolidated and form a single series having the same terms as to status, redemption or otherwise as the Notes initially issued. No additional Notes may be issued if an Event of Default has occurred.
     EVENTS OF DEFAULT. If an Event of Default with respect to the Notes shall have occurred and be continuing, the principal of the Notes may be declared due and payable in the manner and with the effect provided in the Indenture.
     ADDITIONAL AMOUNTS. All payments of principal and interest in respect of the Notes will be made free and clear of, and without deduction or withholding for or on account of any present or future taxes, duties, assessments or other governmental charges of whatsoever nature imposed, levied, collected, withheld or assessed by the United States or any political subdivision or taxing authority of or in the United States (collectively, “Taxes”), unless such withholding or deduction is required by law. In the event such withholding or deduction of Taxes is required by law, then the Company shall pay “Additional Amounts” in accordance with and subject to the exceptions set forth in Section 701 of the Fourth Supplemental Indenture.
     MATURITY AND OPTIONAL REDEMPTION. The Notes may be redeemed prior to the Maturity Date as provided for in Section 501 of the Fourth Supplemental Indenture. Except as otherwise provided herein, the Notes are not subject to repayment at the option of the Holders. The Notes are not subject to the operation of any sinking fund.

     TAX REDEMPTION. If, due to certain reasons specified in Section 701 of the Fourth Supplemental Indenture, the Company has or will become obligated to pay Additional Amounts on the Notes or if there is a substantial likelihood that Schering-Plough will become obligated to pay Additional Amounts on the Notes, then the Company may at its option, redeem the Notes at any time, in whole but not in part, at a redemption price equal to 100% of the principal amount of the Notes to be redeemed, together with interest accrued and unpaid to the date fixed for redemption, pursuant to and in accordance with Section 702 of the Fourth Supplemental Indenture.
     OFFER TO REPURCHASE UPON A CHANGE OF CONTROL TRIGGERING EVENT. Upon the occurrence of a Change of Control Triggering Event, unless the Company has exercised its right to redeem the Notes pursuant to Section 501 or Section 702 of the Fourth Supplemental Indenture, each Holder will have the right to require the Company to repurchase all or any part (equal to €50,000 or an integral multiple of €1,000 in excess thereof) of each Holder’s Notes pursuant to a Change of Control Offer at a purchase price equal to 101% of the aggregate principal amount thereof plus accrued and unpaid interest, if any, to the date of purchase, pursuant to and in accordance with Section 601 of the Fourth Supplemental Indenture.
     MODIFICATION AND WAIVERS; OBLIGATIONS OF THE COMPANY ABSOLUTE. The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Securities of each series. Such amendment may be effected under the Indenture at any time by the Company and the Trustee with the consent of the Holders of not less than a majority in aggregate principal amount of all Securities issued under the Indenture at the time Outstanding and affected thereby. The Indenture also contains provisions permitting the Holders of not less than a majority in aggregate principal amount of the Securities at the time Outstanding, on behalf of the Holders of all Outstanding Securities, to waive compliance by the Company with certain provisions of the Indenture. Furthermore, provisions in the Indenture permit the Holders of not less than a majority in aggregate principal amount of the Outstanding Securities of individual series to waive on behalf of all of the Holders of Securities of such individual series certain past defaults under the Indenture and their consequences. Any such consent or waiver shall be conclusive and binding upon the Holder of this Note and upon all future Holders of this Note and of any Note issued upon the registration of transfer hereof or in exchange hereof or in lieu hereof, whether or not notation of such consent or waiver is made upon this Note.
     No reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and interest on this Note at the times, place and rate and in the coin or currency herein prescribed.
     DEFEASANCE AND COVENANT DEFEASANCE. The Indenture contains provisions for defeasance at any time of (a) the entire indebtedness of the Company on this Note and (b) certain restrictive covenants and the related defaults and Events of Default, upon compliance by the Company with certain conditions set forth therein, which provisions apply to this Note.

     REGISTRATION OF TRANSFER OR EXCHANGE. As provided in the Indenture and subject to certain limitations herein and therein set forth, the transfer of this Note is registrable in the Security Register upon surrender of this Note for registration of transfer at the Corporate Trust Office of the Trustee in any place where the principal of and interest on this Note are payable, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Notes, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.
     As provided in the Indenture and subject to certain limitations herein and therein set forth, the Notes are exchangeable for a like aggregate principal amount of Notes of different authorized denominations, as requested by the Holders surrendering the same.
     This Note is a Global Security. If the Common Depositary is at any time unwilling, unable or ineligible to continue as depositary and a successor depositary is not appointed by the Company within 90 days or an Event of Default under the Indenture has occurred and is continuing, the Company will issue Notes in certificated form in exchange for each Global Security. In addition, the Company may at any time determine not to have Notes represented by a Global Security and, in such event, will issue Notes in certificated form in exchange in whole for the Global Security representing such Note. In any such instance, an owner of a beneficial interest in a Global Security will be entitled to physical delivery in certificated form of Notes equal in principal amount to such beneficial interest and to have such Notes registered in its name. Notes so issued in certificated form will be issued in denominations of €50,000 or any amount in excess thereof which is an integral multiple of €1,000 and will be issued in registered form only, without coupons.
     No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.
     Prior to due presentment of this Note for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Holder as the owner hereof for all purposes, whether or not this Note be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.
     DEFINED TERMS. All terms used in this Note which are defined in the Indenture and are not otherwise defined herein shall have the meanings assigned to them in the Indenture.
     GOVERNING LAW. This Note shall be governed by and construed in accordance with the law of the State of New York.
     NOTICES. Notices to Holders of the Notes may be made by first class mail, postage prepaid, to the addresses that appear on the register maintained by the Security Registrar or by guaranteed overnight courier or by facsimile transmission (receipt confirmed by facsimile transaction receipt) followed by overnight courier. Any notice will be deemed to have been given on the date of publication or, if published more than once, on the date of the first publication.
     Unless the certificate of authentication hereon has been executed by the Trustee by manual signature, this Note shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.
     IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed under its facsimile corporate seal.
Dated: [          ]

SCHERING-PLOUGH CORPORATION

By:

Name:
Title:

Attest:

Name:
Title:

TRUSTEE’S CERTIFICATE
OF AUTHENTICATION

This is one of the Securities of the series
designated therein referred to in the
within-mentioned Indenture

THE BANK OF NEW YORK,
as Trustee

By:

Authorized Signatory

OPTION OF HOLDER TO ELECT PURCHASE
     If you want to elect to have this Note purchased by the Company pursuant to Section 601 of the Fourth Supplemental Indenture, check the box below:
     ☐ Section 601
     If you want to elect to have only part of the Note purchased by the Company pursuant to Section 601 of the Fourth Supplemental Indenture, state the amount you elect to have purchased:

$

Date:	Your
Signature:

(Sign exactly as your name appears on the face of this Note)

Tax Identification No:

Signature Guarantee*:

(*Participant in a Recognized Signature
Guarantee Medallion Program)

EXECUTION VERSION
EXHIBIT B
ISIN NO. XS0323955541
COMMON CODE 032395554
NO. [   ]
SCHERING-PLOUGH CORPORATION
5.375% GLOBAL SENIOR NOTE DUE 2014
UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE BANK OF NEW YORK DEPOSITORY (NOMINEES) LIMITED AS NOMINEE FOR THE BANK OF NEW YORK (THE “COMMON DEPOSITARY”) AS COMMON DEPOSITARY FOR CLEARSTREAM BANKING, SOCIÉTÉ ANONYME AND EUROCLEAR BANK SA/NV, AS OPERATOR OF THE EUROCLEAR SYSTEM, TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND SUCH CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF THE BANK OF NEW YORK AS COMMON DEPOSITARY, OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE COMMON DEPOSITARY, ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL, SINCE THE REGISTERED OWNER HEREOF, THE BANK OF NEW YORK AS COMMON DEPOSITARY, HAS AN INTEREST HEREIN.
UNLESS AND UNTIL THIS CERTIFICATE IS EXCHANGED IN WHOLE OR IN PART FOR NOTES IN CERTIFICATED FORM, THIS CERTIFICATE MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE COMMON DEPOSITARY TO A NOMINEE THEREOF OR BY A NOMINEE THEREOF TO THE COMMON DEPOSITARY OR ANOTHER NOMINEE OF THE COMMON DEPOSITARY OR BY THE COMMON DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR OF THE COMMON DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR.

     SCHERING-PLOUGH CORPORATION, a New Jersey corporation (herein referred to as the “Company,” which term includes any successor corporation under the Indenture hereinafter referred to), for value received, hereby promises to pay to The Bank of New York Depository (Nominees) Limited, or registered assigns, the principal sum of €[          ] on October 1, 2014 (the “Maturity Date”) and to pay interest thereon from October 1, 2007 or from the most recent Interest Payment Date to which interest has been paid or duly provided for, annually on October 1 of each year (each, an “Interest Payment Date”), commencing October 1, 2008, at 5.375 % per annum until the principal hereof is paid or duly provided for.
     Any payment of principal or interest required to be made on a day that is not a Business Day need not be made on such day, but may be made on the next succeeding Business Day with the same force and effect as if made on such day and no interest shall accrue as a result of such delayed payment. Interest payable on each Interest Payment Date will include interest accrued from and including October 1, 2007 or from and including the most recent Interest Payment Date to which interest has been paid or duly provided for, as the case may be, to but excluding such Interest Payment Date.
     The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in the Indenture, be paid to the person (the “Holder”) in whose name this Note (or one or more Predecessor Securities) is registered at the close of business on the September 15 (whether or not a Business Day) preceding such Interest Payment Date (a “Regular Record Date”). Any such interest not so punctually paid or duly provided for (“Defaulted Interest”) will forthwith cease to be payable to the Holder on such Regular Record Date and may either be paid to the person in whose name this Note (or one or more Predecessor Securities) is registered at the close of business on a special record date (the “Special Record Date”) to be fixed by the Trustee (referred to herein) for the payment of such Defaulted Interest, notice whereof shall be given to the Holder of this Note not more than 15 nor less than ten days prior to such Special Record Date, or may be paid at any time in any other lawful manner, all as more fully provided in the Indenture.
     For purposes of this Note, “Business Day” means any Monday, Tuesday, Wednesday, Thursday or Friday that is not a day on which banking institutions are authorized or obligated by law or executive order to close in the City of New York and, for any place of payment outside the City of New York, in such place of payment, and on which the Trans-European Automated Real-Time Gross Settlement Express Transfer System is open for settlement of payment in euros.
     Where interest is to be calculated in respect of a period which is equal to or shorter than the relevant interest period, it will be calculated on the basis of the actual number of days in such equal or shorter period, from and including the date from which interest begins to accrue, to, but excluding, the date on which it falls due, divided by the number of days in the relevant interest period (including the first day but excluding the last).
     Payment of the principal of this Note on the Maturity Date will be made against presentation of this Note at the Corporate Trust Office of the Trustee maintained for that purpose in London, England in euro or such other lawful currency of the participating member states in the Third Stage of European Economic and Monetary Union of the Treaty Establishing the European Community that at the time of payment is legal tender for the payment of public and private debts. So long as this Note remains in book-entry form, all payments of principal and interest will be made by the Company in immediately available funds.
     GENERAL. This Note is one of a duly authorized issue of securities (herein called the “Securities”) of the Company, issued and to be issued under an indenture dated as of November 26, 2003 (the “Base Indenture”), as supplemented by the Fourth Supplemental Indenture dated as of October 1, 2007 (the “Fourth Supplemental Indenture”), and as it may be further supplemented from time to time (herein collectively called the “Indenture”), between the Company and The Bank of New York, as Trustee (herein called the “Trustee,” which term includes any successor trustee under the indenture with respect to a series of which this Note is a part), to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee and the Holders of the Securities, and of the terms upon which the Securities are, and are to be, authenticated and delivered. The Securities may be issued in one or more series, which different series may be issued in various aggregate principal amounts, may mature at different times, may bear interest (if any) at different rates, may be subject to different redemption provisions (if any), may be subject to different sinking, purchase or analogous funds (if any), may be subject to different covenants and Events of Default and may otherwise vary as provided or permitted in the Indenture. This Note is one of a duly authorized series of Securities designated as “5.375% Senior Notes due 2014” (collectively, the “Notes”).
     The Notes are initially limited to €1,500,000,000 aggregate principal amount. The Company may, without the consent of the Holder hereof, create and issue additional securities ranking pari passu with the Notes in all respects and so that such additional securities shall be consolidated and form a single series having the same terms as to status, redemption or otherwise as the Notes initially issued. No additional Notes may be issued if an Event of Default has occurred.
     EVENTS OF DEFAULT. If an Event of Default with respect to the Notes shall have occurred and be continuing, the principal of the Notes may be declared due and payable in the manner and with the effect provided in the Indenture.
     ADDITIONAL AMOUNTS. All payments of principal and interest in respect of the Notes will be made free and clear of, and without deduction or withholding for or on account of any present or future taxes, duties, assessments or other governmental charges of whatsoever nature imposed, levied, collected, withheld or assessed by the United States or any political subdivision or taxing authority of or in the United States (collectively, “Taxes”), unless such withholding or deduction is required by law. In the event such withholding or deduction of Taxes is required by law, then the Company shall pay “Additional Amounts” in accordance with and subject to the exceptions set forth in Section 701 of the Fourth Supplemental Indenture.
     MATURITY AND OPTIONAL REDEMPTION. The Notes may be redeemed prior to the Maturity Date as provided for in Section 501 of the Fourth Supplemental Indenture. Except as otherwise provided herein, the Notes are not subject to repayment at the option of the Holders. The Notes are not subject to the operation of any sinking fund.

     TAX REDEMPTION. If, due to certain reasons specified in Section 701 of the Fourth Supplemental Indenture, the Company has or will become obligated to pay Additional Amounts on the Notes or if there is a substantial likelihood that Schering-Plough will become obligated to pay Additional Amounts on the Notes, then the Company may at its option, redeem the Notes at any time, in whole but not in part, at a redemption price equal to 100% of the principal amount of the Notes to be redeemed, together with interest accrued and unpaid to the date fixed for redemption, pursuant to and in accordance with Section 702 of the Fourth Supplemental Indenture.
     OFFER TO REPURCHASE UPON A CHANGE OF CONTROL TRIGGERING EVENT. Upon the occurrence of a Change of Control Triggering Event, unless the Company has exercised its right to redeem the Notes pursuant to Section 501 or Section 702 of the Fourth Supplemental Indenture, each Holder will have the right to require the Company to repurchase all or any part (equal to €50,000 or an integral multiple of €1,000 in excess thereof) of each Holder’s Notes pursuant to a Change of Control Offer at a purchase price equal to 101% of the aggregate principal amount thereof plus accrued and unpaid interest, if any, to the date of purchase, pursuant to and in accordance with Section 601 of the Fourth Supplemental Indenture.
     MODIFICATION AND WAIVERS; OBLIGATIONS OF THE COMPANY ABSOLUTE. The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Securities of each series. Such amendment may be effected under the Indenture at any time by the Company and the Trustee with the consent of the Holders of not less than a majority in aggregate principal amount of all Securities issued under the Indenture at the time Outstanding and affected thereby. The Indenture also contains provisions permitting the Holders of not less than a majority in aggregate principal amount of the Securities at the time Outstanding, on behalf of the Holders of all Outstanding Securities, to waive compliance by the Company with certain provisions of the Indenture. Furthermore, provisions in the Indenture permit the Holders of not less than a majority in aggregate principal amount of the Outstanding Securities of individual series to waive on behalf of all of the Holders of Securities of such individual series certain past defaults under the Indenture and their consequences. Any such consent or waiver shall be conclusive and binding upon the Holder of this Note and upon all future Holders of this Note and of any Note issued upon the registration of transfer hereof or in exchange hereof or in lieu hereof, whether or not notation of such consent or waiver is made upon this Note.
     No reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and interest on this Note at the times, place and rate and in the coin or currency herein prescribed.
     DEFEASANCE AND COVENANT DEFEASANCE. The Indenture contains provisions for defeasance at any time of (a) the entire indebtedness of the Company on this Note and (b) certain restrictive covenants and the related defaults and Events of Default, upon compliance by the Company with certain conditions set forth therein, which provisions apply to this Note.

     REGISTRATION OF TRANSFER OR EXCHANGE. As provided in the Indenture and subject to certain limitations herein and therein set forth, the transfer of this Note is registrable in the Security Register upon surrender of this Note for registration of transfer at the Corporate Trust Office of the Trustee in any place where the principal of and interest on this Note are payable, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Notes, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.
     As provided in the Indenture and subject to certain limitations herein and therein set forth, the Notes are exchangeable for a like aggregate principal amount of Notes of different authorized denominations, as requested by the Holders surrendering the same.
     This Note is a Global Security. If the Common Depositary is at any time unwilling, unable or ineligible to continue as depositary and a successor depositary is not appointed by the Company within 90 days or an Event of Default under the Indenture has occurred and is continuing, the Company will issue Notes in certificated form in exchange for each Global Security. In addition, the Company may at any time determine not to have Notes represented by a Global Security and, in such event, will issue Notes in certificated form in exchange in whole for the Global Security representing such Note. In any such instance, an owner of a beneficial interest in a Global Security will be entitled to physical delivery in certificated form of Notes equal in principal amount to such beneficial interest and to have such Notes registered in its name. Notes so issued in certificated form will be issued in denominations of €50,000 or any amount in excess thereof which is an integral multiple of €1,000 and will be issued in registered form only, without coupons.
     No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.
     Prior to due presentment of this Note for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Holder as the owner hereof for all purposes, whether or not this Note be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.
     DEFINED TERMS. All terms used in this Note which are defined in the Indenture and are not otherwise defined herein shall have the meanings assigned to them in the Indenture.
     GOVERNING LAW. This Note shall be governed by and construed in accordance with the law of the State of New York.
     NOTICES. Notices to Holders of the Notes may be made by first class mail, postage prepaid, to the addresses that appear on the register maintained by the Security Registrar or by guaranteed overnight courier or by facsimile transmission (receipt confirmed by facsimile transaction receipt) followed by overnight courier. Any notice will be deemed to have been given on the date of publication or, if published more than once, on the date of the first publication.
     Unless the certificate of authentication hereon has been executed by the Trustee by manual signature, this Note shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

     IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed under its facsimile corporate seal.
Dated: [     ]

SCHERING-PLOUGH CORPORATION

By:

Name:
Title:

Attest:

Name:
Title:

TRUSTEE’S CERTIFICATE
OF AUTHENTICATION

This is one of the Securities of the series
designated therein referred to in the
within-mentioned Indenture

THE BANK OF NEW YORK,
as Trustee

By:

Authorized Signatory

OPTION OF HOLDER TO ELECT PURCHASE
     If you want to elect to have this Note purchased by the Company pursuant to Section 601 of the Fourth Supplemental Indenture, check the box below:
     ☐ Section 601
     If you want to elect to have only part of the Note purchased by the Company pursuant to Section 601 of the Fourth Supplemental Indenture, state the amount you elect to have purchased:

$

Date:	Your
Signature:

(Sign exactly as your name appears on the face of this Note)

Tax Identification No:

Signature Guarantee*:

(*Participant in a Recognized Signature
Guarantee Medallion Program)

B-8